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      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 12, 2000

                                                      REGISTRATION NO. 333-58857
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------


                        Post-Effective Amendment No. 1 to


                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                INGRAM MICRO INC.
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                               5045                             62-1644402
(State or other jurisdiction of        (Primary Standard Industrial             (I.R.S. Employee
 incorporation or organization)         Classification Code Number)          Identification Number)

                            1600 E. ST. ANDREW PLACE
                               SANTA ANA, CA 92705
                                 (714) 566-1000
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)


                          JAMES E. ANDERSON, JR., ESQ.
                        SENIOR VICE PRESIDENT, SECRETARY
                               AND GENERAL COUNSEL
                                INGRAM MICRO INC.
                            1600 E. ST. ANDREW PLACE
                               SANTA ANA, CA 92705
                                 (714) 566-1000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   COPIES TO:

                          WINTHROP B. CONRAD, JR., ESQ.
                              DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 450-4000


         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: Not applicable.


         If the only securities being registered on this Form are being offered pursuant to dividend or reinvestment plans, please check the following box. [ ]


         If any of the securities being registered on this Form are to be offered on a delayed on continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                              --------------------


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


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                     DEREGISTRATION OF DEBENTURES AND SHARES

The registration statement (File No. 333-58857) was originally filed to register resales of zero coupon convertible debentures of Ingram Micro that were issued in June 1998. The registration statement also covered resales of common stock, if any, issued upon conversion of the debentures. Ingram Micro filed the registration statement pursuant to its obligations under a registration rights agreement. Ingram Micro's obligation to keep the registration statement effective expires after June 9, 2000. Therefore, this Post-Effective Amendment No. 1 to the registration statement is being filed to deregister, as of 9:00 a.m., Eastern time, June 30, 2000, all debentures and shares of common stock that were registered under the registration statement but that have not been previously sold under the prospectus that is a part of the registration statement. As of June 12, 2000, Ingram Micro believes that $877,090,000 principal amount at maturity of debentures had been sold under the prospectus, leaving $292,650,000 principal amount at maturity of debentures unsold under the prospectus. As of June 12, 2000, $160,260,000 principal amount at maturity of debentures have been cancelled. These numbers may change prior to deregistration. No shares of common stock had been sold under the prospectus as of that date, because no debentures had been converted into shares of common stock.



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                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         An itemized statement of the estimated amount of the expenses, other than underwriting discounts and commissions, incurred and to be incurred in connection with the distribution of the securities registered pursuant to this Registration Statement follows. Except for the Securities and Exchange Commission registration fee, all amounts are estimates.

Securities and Exchange Commission registration fee................ $142,973
Printing and engraving expenses....................................   25,000
Accounting fees and expenses.......................................   15,000
Legal fees and expenses............................................   50,000
Trustee fees and expenses..........................................    5,000
Transfer Agent fees and expenses...................................    5,000
Miscellaneous......................................................    7,027
                                                                    --------
   Total........................................................... $250,000
                                                                    ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law (the "DGCL") provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of the Company may and, in certain cases, must be indemnified by the Company against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) incurred by him as a result of such action, and in the case of a derivative action, against expenses (including attorneys' fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to the Company, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses, and, in a non-derivative action, to any criminal proceeding in which such person had reasonable cause to believe his conduct was unlawful.

         Section 102 of the DGCL allows the Company to eliminate or limit the personal liability of a director to the Company or to any of its stockholders for monetary damage for a breach of fiduciary duty as a director, except in the case where the director (i) breaches such person's duty of loyalty to the Company or its stockholders, (ii) fails to act in good faith, engages in intentional misconduct or knowingly violates a law, (iii) authorizes the payment of a dividend or approves a stock purchase or redemption in violation of Section 174 of the DGCL or (iv) obtains an improper personal benefit. Article Tenth of the Company's Certificate of Incorporation includes a provision which eliminates directors' personal liability to the fullest extent permitted under the Delaware General Corporation Law.

         Article Tenth of the Company's Certificate of Incorporation provides that the Company shall indemnify any person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by Delaware Law. Each such indemnified party shall have the right to be paid by the Company for any expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Delaware Law. Article Tenth of the Company's Certificate of Incorporation also provides that the Company may, by action of its Board of Directors, provide indemnification to such of the employees and agents of the Company to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by Delaware Law.


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         As permitted by Delaware Law and the Company's Certificate of
Incorporation, the Company maintains insurance covering its directors and officers against certain liabilities incurred by them in their capacities as such, including among other things, certain liabilities under the Securities Act of 1933, as amended.

ITEM 16. EXHIBITS


     4.01 Indenture, dated as of June 9, 1998, between Ingram Micro Inc. and the First National Bank of Chicago.*

     4.02 Form of Zero Coupon Convertible Senior Debentures due 2018 (included in Exhibit 4.01).

     4.03 Registration Rights Agreement dated as of June 9, 1998 between Ingram Micro Inc. and Morgan Stanley & Co. Incorporated as Initial Purchaser.*

     5.01     Opinion of Davis Polk & Wardwell.*

    12.01     Statement re: computation of ratios.*

    23.01     Consent of PricewaterhouseCoopers LLP.*

    23.02     Consent of Davis Polk & Wardwell (included in Exhibit 5.01).

    24.01 Powers of Attorney of certain officers and directors of Ingram Micro Inc. (included on the signature pages of the initial filing hereof).

    25.01 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee under the Indenture.*

    99.01 Cautionary Statements for Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995 (incorporated by reference to Exhibit 99.01 to Ingram Micro Inc's Annual Report on Form 10-K for the fiscal year ended January 1, 2000, filed with the commission on March 31, 2000).

-------------
*  Previously filed.


ITEM 17. UNDERTAKING

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that if the information required to be included in a post-effective amendment by paragraphs (1) (i) and (ii) above is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, paragraphs (1) (i) and (ii) shall not apply.


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         (2) That, for the purpose of determining any liability under the
Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement relating to securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Ingram Micro Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on this 12th day of June, 2000.


                                         INGRAM MICRO INC.


                                         By  /s/   JAMES E. ANDERSON, JR.
                                            ------------------------------------
                                            Name:  James E. Anderson, Jr.
                                            Title: Senior Vice President,
                                                   Secretary and General Counsel

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                               TITLE                              DATE
     ---------                               -----                              ----
      /s/  KENT B. FOSTER       Chief Executive Officer and President       June 12, 2000
------------------------------  (Principal Executive Officer);
       Kent B. Foster           Chairman of the Board


              *                 Executive Vice President and Worldwide      June 12, 2000
------------------------------  Chief Financial Officer (Principal
     Michael J. Grainger        Financial Officer and Principal
                                Accounting Officer)


              *                 Director                                    June 12, 2000
------------------------------
      Martha R. Ingram


              *                 Director                                    June 12, 2000
------------------------------
       John R. Ingram


              *                 Director                                    June 12, 2000
------------------------------
      Philip M. Pfeffer


              *                 Director                                    June 12, 2000
------------------------------
      Don H. Davis, Jr.


                                Director                                    June 12, 2000
------------------------------
     Gerhard Schulmeyer


              *                 Director                                    June 12, 2000
------------------------------


              *                 Director                                    June 12, 2000
------------------------------
     J. Phillip Samper


              *                 Director                                    June 12, 2000
------------------------------
       Joe B. Wyatt

* Pursuant to Power of Attorney previously filed with the Commission.


/s/  JAMES E. ANDERSON, JR.
------------------------------  Attorney-in-Fact                            June 12, 2000
    James E. Anderson, Jr.


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